                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in this Form 8-K of our report dated March 1, 1996, on our audit of the combined financial statements of Golf Enterprises, Inc. and Subsidiaries' Business Related to the Purchased Assets as of December 31, 1995 and for the period ended December 31, 1995, which report is incorporated by reference in this Form 8-K.



Coopers & Lybrand L.L.P.



Los Angeles, California
August 12, 1996